Exhibit 99.1

SLG





Scott's Liquid Gold acquires Biz and Dryel Brands

JULY 1, 2020


BIZ
STAIN & ODOR ELIMINATOR
80
20
dryel

Top-performing specialty laundry products

BIZ

STAIN & ODOR REMOVER

> Top-performing laundry additive in the market
> Utilizes a proprietary enzyme-based formula to fight stains and eliminate odors.
> Established by Proctor & Gamble in 1968
> Sold in powder, liquid, and liquid booster pack for a total of 7 SKUs.

DRYEL

AT HOME DRY CLEANER

> The market leader in the at-home dry cleaning category
> Represents approximately 65% of the at-home dry cleaning market
> Established by Proctor & Gamble in 1998
> Sold primarily in a consumer starter kit with refills

SLG





High quality, high value products that fit Scott's current product portfolio

- **Top performing laundry products –** proven to beat leading competitors in head to head testing. Engineered by P&G to be the most effective products.
- **History of successfully competing against big competitors**

- **Strong consumer following –** significant brand awareness and customer loyalty in growing laundry additive category
- **Staying power –** great long-term relationships with leading retailers, widespread national distribution

- **Lean operating structure –** all production and distribution outsourced to top performing partners, fitting in perfectly with SLG's new low-cost, asset light model
- **Key Growth opportunity with major US retailer**





BIZ & DRYEL

2019 COMBINED FINANCIALS

- $11.2 million net sales
- $4.7 million gross profit (42.0% gross margin)

FINANCING

- $5.8 million to be paid with cash on hand
- $5.2 million to be financed with new term debt and asset-based revolving line of credit with UMB

PURCHASE PRICE & DEAL TERMS

- Purchasing 100% of Biz & Dryel assets for $9.25 million
- Finished goods inventory purchased at $1.2 million cost
- "Win-win" earn-out feature triggered on initiation of sales to major retailer

All dollar amounts shown are approximate and unaudited



New credit facility

NEW UMB DEBT FACILITY

- $7 million asset based revolving line of credit (4.75%)
- $3 million term loan (5.5%)
  - Three year term, quarterly amortization
- Typical Fixed Charge and Net Worth Covenants

ABOUT UMB

- UMBF (Nasdaq), $21.4 billion in assets, A/A- Credit Ratings
- UMB Financial Corporation is an American financial services holding company founded in 1913 as City Center Bank and based in Kansas City, Missouri. It offers complete banking, payment solutions, asset servicing and institutional investment management to customers


BIZ
STAIN & ODOR ELIMINATOR
dryel
AT-HOME DRY CLEANER
ON-THE-GO
Safe for special care clothes
NEW!
removes stains | removes odors | relaxes wrinkles
Dry Clean In Your Dryer

Strategic rationale for SLG investment

- > High quality, high value products
- > Further growth in SLG Household segment
- > Diversification of revenue stream
- > Strong overlap in customers
- > Loyal customer following

- > Simple & clean production and distribution
- > Solid return on investment
- > Low proforma consolidated leverage
- > Immediately accretive – earnings and cash flow
- > Leverages current cost structure – minimal incremental expenses

Note regarding forward-looking statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," "strategy," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe," "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.